UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2008

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Cabela’s Incorporated (the “Company”) approved a special cash retention award for each of the following executive officers of the Company:  Patrick A. Snyder, Senior Vice President of Merchandising, Marketing, and Retail Operations; and Brian J. Linneman, Senior Vice President of Global Supply Chain and Operations.  The terms of each cash retention award are set forth in a Retention Award Agreement between the Company and the executive officer.  Under the Retention Award Agreements, each award is effective as of July 7, 2008, and is payable 50% as of January 7, 2010, and 50% as of January 7, 2011.  The right to receive each payment of the cash retention award is contingent on the executive officer’s continuous employment with the Company through the applicable payment date.  The total amount of the cash retention award for Mr. Snyder is $316,667, and the total amount of the cash retention award for Mr. Linneman is $266,667.

The foregoing description of the Retention Award Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Retention Award Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In addition to the cash retention awards, on July 7, 2008, the Committee approved the grant of 60,433 shares of restricted stock to Mr. Snyder and 50,891shares of restricted stock to Mr. Linneman.  The restricted stock awards were made under the Company’s 2004 Stock Plan (as amended and restated effective May 14, 2008), and the terms of each award are set forth in a Restricted Stock Agreement between the Company and the executive officer.  Under the Restricted Stock Agreements, the awards vest with respect to one-third of the restricted stock on each of the third, fourth, and fifth anniversaries of the grant date.  The right to receive each one-third of the restricted stock award is contingent on the executive officer’s continuous employment with the Company through the applicable vesting dates.

The foregoing description of the Restricted Stock Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Stock Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

The purpose of the cash retention and restricted stock awards is to maintain the stability of the Company’s leadership team by providing an additional incentive for the above named executive officers to remain with the Company during the periods that the awards vest.  The Company believes the awards are an important component of its compensation package at a time when the Company is seeking to successfully execute its business strategy.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Form of Retention Award Agreement
	10.2	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: July 9, 2008	By:	/s/ Ralph W. Castner
Ralph W. Castner
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Retention Award Agreement

10.2	Form of Restricted Stock Agreement